UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 23, 2019
(Date of Report - Date of Earliest Event Reported)
FIRSTCASH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10960 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

(817) 335-1100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On April 24, 2019, FirstCash, Inc. (the “Company”) issued a press release announcing its financial results for the three month period ended March 31, 2019 and the Board of Directors’ declaration of a second quarter cash dividend of $0.25 per common share (the “Earnings Release”). The Earnings Release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 2.02.

The information provided in this Item 2.02, including the Earnings Release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2019, the Company’s Board of Directors amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”), effective immediately, primarily to update and enhance the Company’s advance notice bylaws with respect to director nominees and other business proposals. The Amended and Restated Bylaws amended the Company’s previous bylaws to, among other things:

•
Update and enhance the advance notice and related procedural and disclosure requirements by which a stockholder may nominate a director for election at or propose other business in connection with meetings of stockholders. The amendments, among other things, require the stockholder to provide additional information regarding itself and the beneficial owner on whose behalf the nomination or proposal is made, their ownership of securities in the Company (including ownership of derivative securities), information regarding each candidate proposed to be nominated for election as a director, information regarding the proposed business to be brought before the meeting and other related information. Additionally, the stockholder must update or supplement its notice, if necessary, as of the record date for the meeting, and the stockholder (or a qualified representative) must appear at the meeting;

•
Revise the deadlines by when a stockholder must notify the Company to nominate a director for election at or propose other business in connection with an annual meeting of stockholders. The amendments provide that to be timely such notice must be received by the Company no later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the anniversary of the date on which the Company filed its definitive proxy materials with the SEC for the prior year’s annual stockholders meeting. However, if the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than sixty (60) days from the anniversary of the previous year’s annual meeting, a stockholder notice must be received no later than the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

•	Provide that the only business which may be conducted at a special meeting of the Company’s stockholders shall be the matters described in the notice of such meeting;

•	Provide the chairman of any meeting of the Company’s stockholders the authority to adjourn or recess such meeting, whether or not a quorum is present; and

The Amended and Restated Bylaws also include additional immaterial modifications intended to update various provisions and to provide additional clarification and consistency. The foregoing description of the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Bylaws that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1	Amended and Restated Bylaws
99.1	Press release, dated April 24, 2019, announcing the Company’s financial results for the three month period ended March 31, 2019 and declaration of cash dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 24, 2019	FIRSTCASH, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(As Principal Financial and Accounting Officer)

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